Exhibit 23.1

[LETTERHEAD OF PARENT, MCLAUGHLIN & NANGLE,

CERTIFIED PUBLIC ACCOUNTANTS, INC.]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Mayflower Bancorp, Inc. of our report dated July 6, 2010 included in the Annual Report on Form 10-K for Mayflower Bancorp, Inc. for the year ended April 30, 2010.

/s/ Parent, McLaughlin & Nangle

Parent, McLaughlin & Nangle
Certified Public Accountants, Inc.

Boston, Massachusetts
February 28, 2011